UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 30, 2010 (November 23, 2010)

MERCK & CO., INC.
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation or organization)	1-6571 (Commission file number)	22-1918501 (I.R.S. Employer Identification No.)

One Merck Drive, P.O. Box 100, Whitehouse Station, NJ (Address of principal executive offices)	08889 (Zip code)
Registrant’s telephone number, including area code: (908) 423-1000
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
INDEX TO EXHIBITS
EX-99.1

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) Resignation of Certain Officers
          On November 23, 2010, the independent members of the Board of Directors (the “Board”) of Merck & Co., Inc. (the “Company”) accepted the resignation of Richard T. Clark as the Company’s Chief Executive Officer, effective January 1, 2011. Under the Company’s mandatory retirement policy applicable to the Chief Executive Officer position, Mr. Clark was required to step down as the Chief Executive Officer of the Company by April 1, 2011, once he attained age 65 on March 7, 2011. Mr. Clark will continue to serve in his role as the Chairman of the Board and will also continue to be an employee of the Company or a Company subsidiary. Mr. Clark will focus on the leadership of the Board, provide strategic counsel to the new Chief Executive Officer, oversee the formation of the Company’s planned joint venture in animal health with sanofi-aventis and represent the Company with key external organizations.
(c) Appointment of Certain Officers
          On November 23, 2010, the Board elected Kenneth C. Frazier as Chief Executive Officer and President of the Company, effective January 1, 2011.
          Mr. Frazier, 55 years old, has served as President of the Company since May 1, 2010. Prior to his appointment as President, Mr. Frazier served as the Company’s Executive Vice President and President, Global Human Health since November 3, 2009, responsible for the Company’s marketing and sales organizations worldwide, including the global pharmaceutical and vaccine franchises. Prior to the merger of Merck & Co., Inc. and Schering-Plough Corporation, Mr. Frazier served as Merck’s Executive Vice President and President, Global Human Health since 2007, and as that company’s General Counsel beginning in 1999. There are no transactions concerning Mr. Frazier that would be considered related person transactions.
          In connection with Mr. Frazier’s election as Chief Executive Officer, the Board approved the following aspects of his compensation package, effective January 1, 2011:
•	Annual base salary of $1,500,000;

•	A target annual cash incentive award of 150% of his annual base salary, pursuant to the shareholder approved Executive Incentive Plan (the “EIP”), under which actual bonus awards are made based on the achievement of Company and individual performance goals approved by the Board;

•	A long term incentive grant with a value of $7,500,000. The grant will consist of restricted stock units, stock options and performance share units in the same proportions as the Compensation and Benefits Committee of the Board determines are to be awarded for the 2011 annual grant to similarly situated executives. The restricted stock unit and stock option components will be awarded on the Company’s first regularly scheduled quarterly grant date following the announcement of Company earnings for the first quarter of 2011, and the performance share unit component will be granted during 2011 on or before March 31, 2011. The terms and conditions of each component of Mr. Frazier’s long term incentive grant will be substantially similar to awards granted by the Company to other employees on those dates, as such terms and conditions will be determined by the Compensation and Benefits Committee of the Board prior to the time of grant; and

•	Mr. Frazier will not have a separate employment agreement with the Company and will continue to participate in the same Company employee benefit plans and programs in which he participated as President, including, but not limited to, plans and arrangements sponsored by the Company or one of its subsidiaries providing retirement, health and welfare, paid time-off, and certain change in control and severance benefits. Mr. Frazier will also continue to be eligible for the same perquisites for which he was eligible as President.
(d) Appointment of Directors
          On November 23, 2010, the Board also elected Mr. Frazier to serve as a Director of the Company, effective January 1, 2011 until the next Annual Meeting of Shareholders or until his successor has been duly chosen and qualified. In light of his position as the Company’s Chief Executive Officer and President, it is expected that Mr. Frazier will not be a member of any of the Board committees, which are each comprised of independent directors. There are no transactions concerning Mr. Frazier that would be considered related person transactions. Mr. Frazier will not receive any compensation for his service as a Director. William B. Harrison, Jr. continues as Lead Director of the Board.
(e) Compensatory Agreements and Arrangements
          In connection with the change in Mr. Clark’s position, on November 23, 2010, the Board approved the following employee compensation package effective January 1, 2011:
•	Annual base salary of $1,500,000;

•	A target annual cash incentive award of 125% of his annual base salary, pursuant to the EIP;

•	A long term incentive grant of restricted stock units with a value of $6,000,000, to be awarded on the first regularly scheduled quarterly grant date following the announcement of Company earnings for the fourth quarter of 2010. The terms and conditions of the restricted stock units will be similar to the Company’s standard form of restricted stock unit terms and conditions for awards granted in 2011, as such terms are determined by the Compensation and Benefits Committee of the Board prior to the time of grant, but will also include provisions that obligate Mr. Clark to comply with certain non-competition and non-solicitation restrictive covenants.

•	Mr. Clark will continue to participate in the same Company employee benefit plans and programs in which he participated as Chief Executive Officer, including, but not limited to, plans and arrangements sponsored by the Company or one of its subsidiaries providing retirement, health and welfare, paid time-off, and certain change in control and severance benefits. Mr. Clark will also continue to be eligible for the same perquisites for which he was eligible as Chief Executive Officer.
A copy of the News Release announcing the changes described above is attached to this current report on Form 8-K as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Number	Description
99.1	News Release, dated November 30, 2010, titled Merck Board Elects Kenneth C. Frazier As Next CEO; Richard T. Clark To Continue As Chairman

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 30, 2010

Merck & Co., Inc.
By:	/s/ Celia A. Colbert
	Name:	Celia A. Colbert
	Title:	Senior Vice President, Secretary and Assistant General Counsel

INDEX TO EXHIBITS

Number	Description
99.1	News Release, dated November 30, 2010, titled Merck Board Elects Kenneth C. Frazier As Next CEO; Richard T. Clark To Continue As Chairman